UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2018

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.

On May 3, 2018,  Qurate Retail, Inc. (the “Company”) announced that its 2018 Investor Meeting will be webcast on Tuesday, May 22, 2018 with presentations beginning at 9:15 am E.D.T. The Investor Meeting will be held at the QVC Studio Park in West Chester, PA. The Investor Meeting will be broadcast live via the Internet. An archive of the webcast will also be available on the Company’s website for one year after appropriate filings have been made with the Securities and Exchange Commission (“SEC”).

On May 7, 2018, the Company announced that Greg Maffei, Executive Chairman of the Company, will be presenting at the MoffettNathanson Media & Communications Summit, on Monday, May 14th at 4:00 p.m., E.D.T. at Le Parker Meridien in New York, NY. During his presentation, Mr. Maffei may make observations regarding the Company's financial performance and outlook, as well as other forward looking matters.

This Current Report on Form 8-K and the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 3, 2018, regarding the Investor Meeting.
99.2	Press Release, dated May 7, 2018, regarding Mr. Maffei’s presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2018

QURATE RETAIL, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President